Exhibit 23.3

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


The Board of Directors
Cantop Ventures, Inc.
(an Exploration Stage Company)


We consent to the use in the Amendment No. 4 to Registration Statement of Cantop Ventures, Inc. (an Exploration Stage Company) on Form SB-2/A dated June 13, 2006, of our Report of Independent Registered Public Accounting Firm dated September 14, 2005, and double-dated December 9, 2005, as to Note 8, on the Balance Sheet of Cantop Ventures, Inc. (an Exploration Stage Company) as of July 31, 2005, and the related Statements of Operations, Retained Earnings (Deficit), Stockholders' Equity and Cash Flows for the period from February 22, 2005 (inception) to July 31, 2005.

In addition, we consent to the reference to us under the heading "Interests of Name Experts and Counsel" in the Registration Statement.


                                                   /s/ "Moen and Company LLP"
                                                -------------------------------
Vancouver, British Columbia, Canada                         ("Signed")

Chartered Accountants

June 13, 2006